Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 17,  2015 (the “Amendment Effective Date”), by and among Netlist, Inc., a Delaware corporation (“Borrower”), Fortress Credit Opportunities I LP (the “Lender”), as successor to DBD Credit Funding LLC, a Delaware limited liability company (the “Initial Lender”) and Drawbridge Special Opportunities Fund LP, a Delaware limited partnership (“Drawbridge”).

W I T N E S S E T H:

WHEREAS, (i) the Borrower and the Initial Lender have entered into that certain Loan and Security Agreement dated as of July 18, 2013 (as, amended pursuant to that certain First Amendment to Loan and Security Agreement dated July 18, 2014 (the “First Amendment”) and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and (ii) the Borrower and Drawbridge have entered into that certain Monetization Letter Agreement dated as of July 18, 2013 (as amended pursuant to that certain amendment to Monetization Side Letter dated as of the date hereof, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Monetization Side Letter”).

WHEREAS, the parties hereto desire to (i) amend the Loan Agreement on the terms and subject to the conditions set forth herein and (ii) acknowledge and confirm the effect of this Amendment with respect to the Monetization Side Letter.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.Amendments.

(I) Effective as of the Amendment Effective Date, Section 13.1 of the Loan Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:

““SanDisk/Diablo Litigation” means (i) the case captioned Netlist, Inc. vs. Diablo Technologies, Inc., No. 4:13-CV-05962-YGR, in the United States District Court for the Northern District of California, (ii) the case captioned Netlist, Inc. vs. Smart Storage Systems,  Diablo Technologies, Inc. and Sandisk Corporation, No. 4:13-CV-05889-YGR, in the United States District Court for the Northern District of California, and (iii) the same matters if transferred to any other jurisdiction or forum (arbitral, judicial or otherwise).”

““Second Amendment” means the Second Amendment to Loan and Security Agreement dated as of the Second Amendment Effective Date.”

““Second Amendment Effective Date” means February 17, 2015.”

(II)

Effective as of the Amendment Effective Date, the terms “IP Monetization Milestones” and “IP Monetization Milestone Term Loan Tranche” are hereby deleted and the term “IP Monetization Milestone Term Loan Amount” is hereby amended and restated in its entirety as follows:

“IP Monetization Milestone Term Loan Amount” means $4,000,000.”

(III)	Effective as of the Amendment Effective Date, Section 2.1.2(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(iii)Commencing with the month that is nineteen (19) months after the Effective Date, Borrower shall, on the last business day of the applicable month, repay the Closing Date Term Loan in (i) eighteen (18) equal installments of principal, plus (ii) monthly payments of accrued interest, in each case, in an amount equal to the amount set forth on Schedule 2.1.2(a)(iii), with the final payment, which shall be an amount equal to the entire remaining principal balance of the Closing Date Term Loan, any accrued and unpaid interest therein, and all other Obligations relating to the Closing Date Term Loans, being immediately due and payable on the Maturity Date, subject to any extension of the Maturity Date with respect to the Closing Date Term Loan pursuant to Section 2.1.2(c).”

(IV)	Effective as of the Amendment Effective Date, Section 2.1.2(b)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(i)Subject to the terms and conditions of this Agreement (including, without limitation, the conditions set forth in Section 3.2) and in reliance upon the representations and warranties of Borrower contained herein, the Lender agrees to lend to Borrower, on the Second Amendment Effective Date, term loans in an aggregate principal amount not to exceed the IP Monetization Milestone Term Loan Amount (such term loans, the “IP Monetization Milestone Term Loans”; together with the Closing Date Term Loan, sometimes referred to individually as a “Term Loan” and together as the “Term Loans”).  The date on such IP Monetization Milestone Term Loan is funded, the “IP Monetization Milestone Term Loan Effective Date”).”

(V)	Effective as of the Amendment Effective Date, Section 2.1.2(b)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(iii)Commencing with the month of February, 2015, Borrower shall, on the last day of business day of the applicable month, repay each IP Monetization Milestone Term Loan in (i) seventeen (17) equal installments of principal, plus (ii) monthly payments of accrued interest, in each case, in an amount equal to the amount set forth on Schedule 2.1.2(b)(iii), with the final payment, which shall be an amount equal to the entire remaining principal balance of each such IP Monetization Milestone Term Loan, any accrued and unpaid interest therein, and all other Obligations relating to the IP Monetization Milestone Term Loans, being immediately due and payable on the Maturity Date, subject to any extension of the Maturity Date with respect to such IP Monetization Milestone Term Loans pursuant to Section 2.1.2(c).

(VI)	Effective as of the Amendment Effective Date, Section 2.4(b) of the Loan Agreement is hereby amended and restated as follows:

“(b)       IP Monetization Milestone Fee.  A fully earned, non-refundable fee equal to the product of 1.5% and $4,000,000.00, payable on the Second Amendment Effective Date; and”

(VII)	Effective as of the Amendment Effective Date, Section 2.4 of the Loan Agreement is hereby amended by removing the period at the end of clause (c) thereof and adding “;

and” at the end of clause (c) thereof and adding the following clause (d) immediately after clause (c) thereof:

“(d)        Management and Monitoring Fee.  A fully earned, non-refundable annual management and monitoring fee of $20,000 payable to the Lender, payable on the Second Amendment Effective Date and annually in advance on each anniversary thereof.”

3.Effect on Monetization Side Letter. For the avoidance of doubt, the parties hereby confirm and agree that all defined terms in the Loan Agreement that are included in the Monetization Side Letter (including, without limitation, the defined term “Early Repayment Option A Premium”) shall be deemed to refer to such defined terms after giving effect to this Amendment.

4.Effect on Warrant.  Borrower hereby acknowledges and agrees that, concurrently with the funding of the IP Monetization Milestone Term Loans on the Second Amendment Effective Date, all of the restrictions upon the exercise of the Warrant pursuant to Section 9 thereof, and the issuance of the Warrant Stock thereunder, shall cease to be effective.  On the Second Amendment Effective Date, Lender shall surrender to Borrower for cancellation the original warrant certificate representing the Warrant (the “Original Warrant Certificate”) and Borrower shall issue to Lender a new warrant certificate in the form of Exhibit A attached hereto, and thereafter shall deliver to Lender such other evidence of the vesting of the Warrant as may be reasonably requested by Lender from time to time.  The parties agree that, upon issuance of such new warrant certificate by Borrower to Lender, the Original Warrant Certificate shall be deemed cancelled in its entirety and be of no further force and effect, whether or not it is delivered for cancellation.  Failure to deliver such new warrant certificate or other evidence as specified above shall constitute an Event of Default pursuant to Section 8.11 of the Loan Agreement.

5.Conditions Precedent to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent has been fulfilled prior to or concurrently herewith, each to the satisfaction of the Lender:

(i) This Amendment and any other documents or other deliverables or conditions required hereunder, including, without limitation, the amendment to the Monetization Side Letter, shall have been duly executed and/or delivered by the respective parties hereto and thereto.

(ii) The Lender shall have received payment of (a) an amendment and restructuring fee equal to $20,000.00 and (b) the IP Monetization Milestone Fee equal to the product of 1.5% and $4,000,000.00.

(iii) Prior to and immediately after giving effect to this Amendment, the representations and warranties herein and in the Loan Agreement, the other Loan Documents, the Monetization Side Letter and the Warrant Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

6.Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.Integration.  This Amendment, together with the other Loan Documents, the Monetization Side Letter and the Warrant Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. Except as amended hereby (as applicable), the Loan Agreement, the other Loan Documents, the Monetization Side Letter and the Warrant Documents remain unmodified and in full force and effect.  All references to the Loan Agreement in each of the Loan Documents, the Monetization Side Letter and the Warrant Documents shall be deemed to be references to the Loan Agreement as amended hereby.

8.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

9.Controlling Provisions.  In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the Monetization Side Letter or any Warrant Document, the provisions of this Amendment shall govern and prevail.  Except as expressly modified by this Amendment, the Loan Documents, the Monetization Side Letter and the Warrant Documents shall not be modified and shall remain in full force and effect.  This Amendment shall be deemed a Loan Document.

10.Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  SECTION 11 OF THE Loan AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

11.Reaffirmation of Obligations.  The Borrower hereby reaffirms its obligations under each Loan Document.  The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document to the Initial Lender on behalf and for the benefit of the Lenders, as collateral security for the Obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such Obligations, continues to be and remain collateral for such Obligations from and after the date hereof.    The Borrower further acknowledges and affirms that notwithstanding the execution and delivery of the Amendment or any prior amendment, the obligations of the Borrower under the Loan Agreement and any other applicable security document are not impaired or affected and each such Loan Document continues in full force and effect and shall apply to the Obligations as amended hereby.

[Signature Page FollowS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:

NETLIST, INC.

By:	/s/ Gail Sasaki
Title:	Chief Financial Officer

LENDER:

FORTRESS CREDIT OPPORTUNITIES I LP

By:	/s/ Jason Meyer
Name:	Jason Meyer
Title:	Chief Administrative Officer

DRAWBRIDGE:

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	Drawbridge Special Opportunities GP LLC, its general partner

By:	/s/ Jason Meyer
Name:	Jason Meyer
Title:	Chief Administrative Officer

[Signature Page To Second Amendment to Loan and Security Agreement]

Exhibit A

Form of Warrant Certificate

[see attached]

[Signature Page To Second Amendment to Loan and Security Agreement]